                                                                   EXHIBIT 10.16

                                 REGENCY PLAZA

                       CONSENT TO SUBLEASE AND AGREEMENT


     This Consent to Sublease and Agreement ("Agreement") is made on this 27 day of March 1997, by and among Regency Plaza International, Inc., as successor in interest to Maskatiya, Suri and Co., Inc. ("Master Landlord"), Mentor Graphics Corporation as successor in interest to Microtec Research ("Master Tenant"), and Aurum Software, Inc. ("Subtenant").

     WHEREAS, Master Tenant and Master Landlord entered into a lease agreement dated June 23, 1988 hereinafter referred to as "Master Lease" for certain premises commonly known as 2350 Mission College Blvd., Suite 500 and Suite 1300, located in the City of Santa Clara, County of Santa Clara, California ("Premises), which Premises are more particularly described in the Lease;

     WHEREAS, Master Tenant and Subtenant have entered into a sublease agreement ("Sublease") dated January 21, 1997, for a portion of the Premises ("Sublet Space"), which Sublet Space is more particularly described in the Sublease; and

     WHEREAS, Master Tenant has requested, pursuant to paragraph 9 of the Master Lease, that Master Landlord give its written consent to the subletting by Master Tenant to Subtenant;

     NOW, THEREFORE, Master Landlord hereby consents to said subletting, subject to and upon the following terms and conditions, to each of which Master Tenant and Subtenant expressly agree:

     1.  Nothing herein contained shall either:

         (a) be construed to modify, waive or affect any of the provision, covenants or conditions in the Master Lease, or to waive any breach thereof or any rights of Master Landlord thereunder, or to enlarge or increase Master Landlord's obligations thereunder, to waive or reduce any of Master Tenant's obligations thereunder; or

         (b) operate as a consent to or approval by Master Landlord of any provisions, covenants or conditions of the Sublease. Master Landlord shall not be bound to or by any of the provisions of the Sublease.

     2.  This consent is not assignable.

     3. Pursuant to Paragraph 10 of the Addendum to Lease dated June 23, 1988 by and between Maskatiya, Suri & Company, Inc., as Landlord, and Microtec Research, as Tenant, as additional consideration for the consent of Landlord to the sublease agreement contemplated herein, Subtenant shall pay monthly Base Rent based on the following schedule:

                                            "50% OF       TOTAL DUE    TOTAL DUE TO
   MONTHS                     BASE RENT   EXCESS RENT"   TO LANDLORD   MASTER TENANT
   ------                     ---------   ------------   -----------   -------------
1-2           See below*
3-9           (8/97-2/98)     $67,004         $7,111       $74,115      $13,281.52
10-24         (3/98-5/99)     $70,833         $ 5196       $76,029      $11,367.52
25-48         (6/99-5/01)     $70,833         $7,111       $77,944      $13,281.32
49-69         (6/01-2/03)     $70,833         $9,025       $79,858      $15,196.12

---------
*The Base Rent for months 1 and 2 (June, 1997 and July, 1997) shall be paid by Master Tenant to Master Landlord under the terms and conditions under the Master Lease.

     4. The Sublease shall be subject and subordinate at all times to the Master Lease and to all of the provisions, covenants and conditions thereof and all matters affecting Master Landlord's estate or interest in the land and building of which the Premises form a part.

     5. Subtenant hereby expressly assumes and agrees to perform and comply with for the benefit of Master Landlord and Master Tenant, each and every obligation of the Subtenant which arises during the term of the Sublease, pertaining to the Sublet Space. Neither the assumption by Subtenant, nor the Sublease, nor this Agreement, shall release or discharge Master Tenant from any liability under the Master Lease, and Master Tenant shall remain liable and responsible for the full performance and observance of all of the provisions, covenants and conditions set forth in the Master Lease to be performed and observed by Master Tenant. Any breach or violation of any provision of the Master Lease by Subtenant shall be deemed to be and shall constitute a default by Master Tenant in fulfilling such provision, and Master Landlord may proceed directly against Master Tenant without first exhausting Master Landlord's remedies against Subtenant.

     6. This consent by Master Landlord shall not be construed as a consent by Master Landlord to any further subletting either by Master Tenant or Subtenant all of which is expressly prohibited. The Sublease may not be assigned, amended, modified, renewed or extended nor shall the Premises or Sublet Space, or any part thereof, be further sublet without the proper written consent of Master Landlord in each instance.

     7. Upon the expiration or any earlier termination of the term of the Master Lease, or upon Master Tenant's surrender of the Master Lease to Master Landlord, the Sublease and its term shall expire and come to an end as of the effective date of such expiration, termination or surrender, and Subtenant shall vacate the Sublet Space on or before such date. Master Landlord shall be entitled to all of the rights and remedies available to a Landlord against a tenant holding over after the expiration of a term. Subtenant shall have no claim or offset against Master Landlord for any reason whatsoever, it being expressly understood that Master Landlord is under no contractual obligation whatsoever to Subtenant by virtue of this Agreement, the Sublease, or Master Lease; that in the event of a dispute Subtenant's sole remedies shall be to go against Master Tenant. Subtenant expressly waives any and all claims of third party beneficiary status for all purposes.

     8. Master Tenant and Subtenant shall be and continue to be liable, jointly and severally, for all bills rendered by Master Landlord for charges incurred by or imposed upon Subtenant for services rendered and materials supplied to the Sublet Space.

     9. Master Tenant hereby specifically agrees that prior to commencing any alterations, repairs, installations, additions, improvements or other work in, to or affecting the Sublet Space, it shall adhere to the provisions of the Master Lease.

    10. Any notice or communication which any party hereto desires or is required to give to any other party with respect to this Agreement shall be given by prepaid certified or registered mail addressed to such other party at its address set forth below, or at such other address as such other party may have designated by notice given in accordance with the provisions herein. Such notice or communication shall be deemed to have been given at the time the same is so mailed.

    11.  Master Landlord acknowledges that Master Landlord does not think
Master Tenant is presently in default under the Master Lease, and the Master Lease is in full force and effect; but this acknowledgment shall not act as a waiver or estoppel of any nature or sort by or against Master Landlord, all of whose rights, privileges and remedies are preserved intact without modification by this Agreement, and if any prior or current facts or circumstances give rise to rights, privileges, or remedies in Master Landlord's favor, all the aforesaid shall be deemed reserved to Master Landlord, unaffected by this Agreement.

    12. As a clarification to the Master Lease and its respective modifications, each party herein acknowledges the following:

         (a) Article 2. k. Parking: Subtenant shall be entitled to park on a non-exclusive basis 118 spaces, subject to all the terms and conditions contained in Exhibit D of the Master Lease.

         (b)  Addendum 8:  Deleted in its entirety.

         (c) Article 12. Alterations: Subtenant agrees to use Landlord's general contractor for any modifications or alterations to the Premises.

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13.  /*


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    "MASTER LANDLORD"


                                    By: /s/ Sunil Suri
                                        --------------


                                    "MASTER TENANT"


                                    By: /s/ James Pond
                                        --------------


                                    "SUBTENANT"


                                    By: /s/ Chris L. Dier
                                        -----------------


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*    If Master Tenant and Subtenant are corporations, each individual signing this Agreement on behalf thereof represents and warrants that he is duly authorized to execute and deliver this Agreement on behalf of the corporation.